                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:


     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))


     [x] Definitive Proxy Statement


     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Green Century Funds
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                               GREEN CENTURY FUNDS
                  29 Temple Place, Boston, Massachusetts 02111
                                 (800) 93-GREEN


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            To be held June 18, 1999


         A special meeting of the shareholders of GREEN CENTURY BALANCED FUND (the "Fund"), a series of GREEN CENTURY FUNDS, a Massachusetts business trust (the "Trust"), will be held at the offices of Green Century Capital Management, Inc., 29 Temple Place, Boston, Massachusetts 02111, on Friday, June 18, 1999, at 10:00 a.m. for the following purposes, as set forth in the accompanying Proxy Statement.

         ITEM 1. To approve a new investment subadvisory agreement between Winslow Management Company, Green Century Capital Management, Inc. and the Trust on behalf of the Fund; and

         ITEM 2. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  THE TRUSTEES RECOMMEND THAT YOU VOTE IN FAVOR OF ALL ITEMS.

         Only shareholders of record on May 7, 1999 will be entitled to vote at the meeting and at any adjournments thereof.


                                                 Adrienne Mai Shishko
                                                 Secretary

May 10, 1999

YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOUR VOTING, SIGNING AND RETURNING THE ENCLOSED PROXY PROMPTLY, WHICH WILL HELP IN AVOIDING THE ADDITIONAL EXPENSES OF A SECOND SOLICITATION. A POSTAGE PAID, SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                 PROXY STATEMENT


         This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees of Green Century Funds, a Massachusetts business trust (the "Trust"), to be used at a special meeting of the shareholders (the "Meeting") of Green Century Balanced Fund (the "Fund"), a series of the Trust, to be held at the offices of Green Century Capital Management, Inc., 29 Temple Place, Boston, Massachusetts 02111, on Friday, June 18, 1999 at 10:00 a.m. and at any adjournments thereof for the purposes set forth in the accompanying Notice.

         Any person giving a proxy may revoke it at any time prior to its use. A shareholder may revoke a proxy by appearing at the Meeting and voting in person, by giving written notice of revocation to the Board of Trustees of the Trust or by returning a later dated proxy. Signed proxies received by the Board of Trustees of the Trust in time for voting and not so revoked will be voted in accordance with the instructions noted thereon. If no instructions are given, the proxy will be voted in favor of Item 1.


         Solicitation of proxies is being made by the mailing of this Notice and Proxy Statement with its enclosures on or about May 10, 1999 to shareholders of record on May 3, 1999 (the "Record Date"). It is expected that proxy solicitations will be made primarily by mail. The Trust's officers and service contractors may also solicit proxies by telephone or personal interview at no cost to the Trust. Green Century Capital Management, Inc. (the "Adviser"), the investment adviser of the Fund, and Winslow Management Company, the Fund's investment subadviser, will bear all the expenses of this proxy statement and all proxy solicitation costs.



         The Trust is a no-load, diversified, open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts on July 1, 1991. The mailing address of the Trust is 29 Temple Place, Boston, Massachusetts 02111.



          The Fund's Annual Report, containing audited financial statements for the year ended June 30, 1998 and the one-month period ended July 31, 1998, and Semi-Annual Report for the period ended January 31, 1999 may be obtained free of charge by writing the Green Century Funds, 29 Temple Place, Boston, Massachusetts 02111 or by calling 1-800-93-GREEN.



         On the Record Date there were 1,239,055.095 outstanding shares of the Fund. Shareholders of record at the close of business on the Record Date will be entitled to the same number of votes as the number of full and fractional shares of beneficial interest held by such shareholder.



         As of the Record Date, all Trustees and officers of the Trust as a group owned less than 1% of the Fund. To the knowledge of the Trust, the following shareholders beneficially owned 5% or more of the outstanding shares of the Fund as of the same date: Glyn Mills Nominees (Lombard Street) Limited A/C 1781 owned 22.6% of the outstanding shares of the Fund and National Financial Services Corporation owned 7.0% of the outstanding shares of the Fund.


         For purposes of determining the presence or absence of a quorum and for determining whether sufficient votes have been received for approval of any matter to be acted upon at the Meeting, abstentions and broker "non-votes" will be treated as shares that are present at the Meeting but which have not been voted. For this reason abstentions and broker "non-votes" will assist the Trust in obtaining a quorum but will have the practical effect of a "no" vote for purposes of obtaining the requisite vote for approval of Item 1.

         In the event that a quorum is not present at the Meeting or in the event that a quorum is present at the Meeting but sufficient votes to approve
Item 1 are not received, the persons named as proxies may propose an adjournment of the Meeting to permit further solicitation of proxies, provided that such persons determine such an adjournment and additional solicitation are reasonable and in the interest of shareholders. A shareholder vote may be taken on the proposals in this proxy statement prior to such adjournment if sufficient votes have been received and such vote is otherwise appropriate. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy. When voting on a proposed adjournment, the persons named as proxies will vote all shares that they are entitled to vote with respect to Item 1 for the proposed adjournment, unless directed to disapprove Item 1, in which case such shares will be voted against the proposed adjournment. Under the By-Laws of the Trust, a quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting.




ITEM 1    TO APPROVE A NEW INVESTMENT SUBADVISORY AGREEMENT

         At the Meeting, shareholders of the Fund will be asked to approve an Investment Subadvisory Agreement dated April 1, 1999 (the "New Subadvisory Agreement") among the Trust, on behalf of the Fund, the Adviser, and Winslow Management Company ("Winslow"), a separate operating division of Adams, Harkness & Hill, Inc. ("AHH"). The Fund's investment adviser, Green Century Capital Management, Inc., will not change.

         The information in this proxy statement with respect to the New Subadvisory Agreement is qualified in its entirety by reference to, and made subject to, the complete text of the New Subadvisory Agreement, a copy of which is attached to this proxy statement as Exhibit A.

APPOINTMENT OF WINSLOW MANAGEMENT COMPANY


         Currently, the assets of the Fund are managed by Green Century Capital Management, Inc., as investment adviser. Prior to April 1, 1999, Winslow, Sixty State Street, Boston, Massachusetts 02109, served as the investment subadviser to the Fund pursuant to an Investment Subadvisory Agreement dated July 1, 1995 (the "Prior Subadvisory Agreement"). The Prior Subadvisory Agreement was approved by the shareholders of the Fund on June 23, 1995. Prior to April 1, 1999, Winslow was a separate operating division of Eaton Vance Management ("Eaton Vance"). Effective April 1, 1999, ownership of Winslow as a separate operating division was transferred by Eaton Vance to AHH. The April 1, 1999 transfer of ownership of Winslow required that the Prior Subadvisory Agreement be terminated and that the New Subadvisory Agreement be presented to the shareholders of the Fund for approval. On March 29, 1999, the Board of Trustees of the Trust (including a majority of the non-interested Trustees), for the reasons stated below, ratified the change and approved the New Subadvisory Agreement, subject to approval of the Fund's shareholders. If the shareholders do not approve the New Subadvisory Agreement, it will terminate on July 27, 1999. The New Subadvisory Agreement is substantially the same as the Prior Subadvisory Agreement. The Trustees' decision to approve the New Subadvisory Agreement was based on: (i) the overall quality of Winslow's investment management services, (ii) its expertise in environmentally responsible investing, (iii) its strong and long-standing commitment to environmentally responsible investing, and (iv) its ability to bring new assets to the Fund.


         Winslow is a separate operating division of AHH, a registered investment adviser located at Sixty State Street, Boston, MA 02109. Winslow manages equity and debt investments in environmental and environmentally responsible companies for its clients. The Fund is the only registered investment company advised by Winslow. Currently, Winslow manages $85 million in assets. The Adviser accrued fees of $60,011 and $5,491 to Winslow for the year ended June 30, 1998 and the one-month period ended July 31, 1998, respectively.

         If the New Subadvisory Agreement is approved, the Fund will continue to be managed by Jackson W. Robinson, the President of Winslow Management. Mr. Robinson has served as the founder and President of Winslow before and after its acquisition by AHH.

         Winslow's Investment Philosophy. Winslow's investment philosophy is consistent with the Fund's investment philosophy, goals and guidelines set by the Fund's Trustees and the Fund's Adviser. The underlying principle of Winslow's investment philosophy is that well managed, environmental and environmentally responsible companies minimize their environmental risks, allowing them to enjoy competitive advantages from cost reductions, quality improvements, profitability enhancements and access to expanding and new growth markets. Winslow, like the Adviser, also believes these companies may provide favorable financial returns to those who hold their securities.

         In addition to the above environmental considerations set out by the Adviser, decisions regarding the purchase and sale of equity securities are the result of certain other investment disciplines. First, Winslow uses a fundamental security analysis of each investment. This qualitative approach is complemented with a proprietary computer model that mixes a variety of statistical data to rank a large group of securities on an ongoing basis pursuant to several factors. Finally, Winslow will attempt to take advantage of market inefficiencies through timely execution of trades.

         Information about AHH. AHH and its predecessor companies have been providing broker/dealer services since 1937 and investment advisory services since 1975. AHH maintains a large staff of experienced investment professionals to service the needs of its institutional and corporate clients. While it has traditionally focused on providing research to institutional clients, AHH has expanded its services to capitalize on the inter-relationships between research, trading, sales, corporate finance and investment management. AHH's areas of specialization include healthcare, health food, vitamins and other supplements, specialty consumer, electronics, semiconductors, software, networking, and information technology services.

         AHH is an employee-owned Massachusetts corporation registered as a broker/dealer and investment adviser with the Securities and Exchange Commission. It is a member of the New York Stock Exchange, National Association of Securities Dealers, Inc. and Boston Stock Exchange and is an associate member of the American Stock Exchange. John W. Adams is the CEO and Chairman of the Board. Other principal directors include Allyn C. Woodward, President; Stephen
P. Zak, CFO; Joseph S. Vita, Head of Sales Trading; T. L. Stebbins and Timothy
J. McMahon, Co-Heads of Corporate Finance; Harry E. Wells, Secretary; Benjamin
A. Marsh, Head of OTC Trading; Joseph W. Hammer, Director of Syndicate; Frederick L. Wolf, Director of Research; and Cynthia A. Cycon, Director of Institutional Sales. Other directors include Mark D'Annolfo and Steven B. Frankel in Research and Francis J. Dailey in Sales Trading. All are employees of AHH and maintain a business address of Sixty State Street, Boston, Massachusetts 02109. John W. Adams owns greater than 10% of the stock of AHH.

         The Trustees of the Trust further considered that AHH is expected to help Winslow attract new investors to the Fund, which will have the effect of increasing the assets in the Fund and thus the revenues earned by Green Century Capital Management and Winslow. In this connection, Winslow has agreed to provide marketing assistance for the Fund. The Trustees also noted in their discussions that when the net assets of the Fund increase above $30 million, the total operating expenses of the Fund will decrease.

DESCRIPTION OF THE NEW SUBADVISORY AGREEMENT

         Except for the parties, the terms and conditions of the New Subadvisory Agreement are substantially similar to the terms and conditions of the Prior Subadvisory Agreement.

         Pursuant to the New Subadvisory Agreement (as it was in the Prior Subadvisory Agreement), Winslow makes the day-to-day investment selections for the Fund consistent with the guidelines set out for the Fund by the Adviser (see "The Green Century Funds' Environmental Standards" and "The Green Century Balanced Fund Environmental Criteria" in the Fund's prospectus). Subject to such policies as the Board of Trustees of the Trust and the Adviser may determine, Winslow maintains a continuous investment program for the Fund, including investment research and management with respect to the investment and reinvestment of the Fund's securities, and takes such steps as may be reasonably necessary to implement the same. Winslow applies the environmental and other screening criteria developed by itself, the Adviser and the Trust. Winslow furnishes at its own expense all services, facilities and personnel necessary in connection with its activities under the New Subadvisory Agreement. If it is initially approved by the shareholders, the New Subadvisory Agreement will continue in effect if such continuance is specifically approved at least annually by vote of the holders of a "majority of the outstanding voting securities" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act") of the Fund or by vote of a majority of the Trust's Board of Trustees, and in either case by the vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or Winslow at a meeting called for the purpose of voting on the New Subadvisory Agreement.

         The New Subadvisory Agreement (like it was in the Prior Subadvisory Agreement) provides that Winslow may render services to others. The New Subadvisory Agreement is terminable without penalty (i) by the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' prior written notice to Winslow, (ii) by the Adviser upon 60 days' prior written notice to the Trust and the Subadviser or (iii) by the Subadviser upon 180 days' prior written notice to the Trust and the Adviser. The New Subadvisory Agreement will automatically terminate in the event of its assignment. If the New Subadvisory Agreement is not approved by the shareholders of the Fund, it will terminate on July 27, 1999. The New Subadvisory Agreement provides that Winslow is not liable for any error of judgement or for any act or omission in the execution of securities transactions for the Fund, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the New Subadvisory Agreement.

         Under the New Subadvisory Agreement (as it was in the Prior Subadvisory Agreement), the Adviser pays Winslow as full compensation for the services to be rendered and expenses to be borne by Winslow a fee equal on an annual basis to 0.40% of the value of the average daily net assets of the Fund (the "Base Fee"). Such fee will be accrued daily and payable at the end of each quarter, and is subject to the following adjustment: for each calendar quarter, the Base Fee will be adjusted as follows: (i) if the Fund's total return (calculated in accordance with Rule 482 under the Securities Act of 1933, as amended) for the immediately prior twelve month period ("Fund Total Return") is greater than the total return of the Lipper Directors' Analytical Data Balanced Fund Average (the "Index Total Return") plus 1%, then the Base Fee for such quarter will be increased by an amount which is the product of .025% multiplied by the average daily net assets for such year, (ii) if the Fund Total Return exceeds the Index Total Return plus 2%, then the Base Fee for such quarter will be increased by an amount which is the product of .05% multiplied by the average daily net assets for such year, (iii) if the Fund Total Return is less than the Index Total Return minus 1%, then the Base Fee for such quarter will be decreased by an amount which is the product of
 .025% multiplied by the average daily net assets for such year, or (iv) if the Fund Total Return is less than the Index Total Return minus 2%, then the Base Fee for such quarter will be reduced by an amount which is the product of .05% multiplied by the average daily net assets for such year. In the event the Lipper Directors' Analytical Data Balanced Fund Average ceases to become available or the Trustees determine such Index Total Return is no longer a reasonable performance benchmark, the Trustees may substitute another performance benchmark.

         For example:


  If, on an annual basis, the Green Century
  Balanced Fund's Total Return differs from          Then the Adviser calculates
  the Index Total Return by:                         and pays quarterly Winslow
                                                     a fee which on an annual
                                                     basis is equal to:

         positive 2.00% or more                               0.60%
         positive 1.00% to positive 1.99%                     0.50%
         negative 0.99% to positive 0.99%                     0.40%
         negative 1.00% to negative 1.99%                     0.30%
         negative 2.00% or more                               0.20%



CONSIDERATION OF THE BOARD OF TRUSTEES

         At a meeting of the Board of Trustees of the Trust held on March 29, 1999, the Trustees of the Trust considered information with respect to whether the New Subadvisory Agreement was in the best interests of the Fund and its shareholders. The Trustees considered, among other factors, the experience and reputation of Winslow and AHH, Winslow's and AHH's capabilities with respect to compliance and control, the fees payable under the New Subadvisory Agreement in relation to fees payable by other similar investment companies, information regarding expense ratios and performance, Winslow's commitment to and extensive experience in environmentally responsible investing, AHH's research capabilities and trading expertise and Winslow's and AHH's Year 2000 compliance readiness. The Trustees also considered the recent performance of the Fund and noted that the Fund had underperformed relative to its benchmark. The Trustees considered whether the research capabilities of AHH and its financial resources and personnel would bolster Winslow's capabilities. The Trustees also discussed Winslow's investment strategy for the Fund with Mr. Robinson at length.

         The Board of Trustees of the Trust also considered that under circumstances in which best price and execution may be obtained from more than one broker or dealer, Winslow may, in its discretion, purchase and sell securities through brokers or dealers who provide research, statistical and other information to Winslow. Although certain research, market and statistical information from brokers and dealers can be useful to the Fund and Winslow, Winslow has advised that such information is, in its opinion, only supplementary to its own research activities and that the information must still be analyzed, weighed and reviewed by Winslow. It was noted that such information may be useful to Winslow in providing services to clients other than the Fund. Conversely, it was noted such information provided to Winslow by brokers and dealers through whom other clients of Winslow effect securities transactions may be useful to Winslow in providing services to the Fund.

         Based upon its review and its discussions with personnel from Winslow and AHH, the Trustees of the Trust concluded that the new Subadvisory Agreement is reasonable, fair and in the best interests of the Fund and its shareholders, and that the fees provided in the New Subadvisory Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Accordingly, after consideration of the above factors, and such other factors and information as it deemed relevant, the Trustees of the Trust, including all of the independent Trustees present at the meeting, unanimously approved the New Subadvisory Agreement and voted to recommend its approval by the shareholders of the Fund.

         THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE FOR THE APPROVAL OF THE NEW SUBADVISORY AGREEMENT.

REQUIRED VOTE

         A vote of a majority of the outstanding voting securities of the Fund (within the meaning of the 1940 Act) will be required to approve the New Subadvisory Agreement. Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of the Fund means the affirmative vote by holders of the lesser of (a) 67% or more of the Fund's outstanding voting securities present at a meeting if holders of more than 50% of the Fund's outstanding voting securities are present in person or by proxy or (b) more than 50% of the Fund's outstanding voting securities.

         If the proposal does not receive the requisite shareholder approval, then the Trustees of the Trust will consider possible alternatives, which might include resubmission of the New Subadvisory Agreement for shareholder approval.


ITEM 2    OTHER BUSINESS

         Neither the Trustees of the Trust nor the persons appointed as proxies are aware of any matters other than those set forth in the accompanying Notice of Special Meeting which may be presented by others, nor do they have any intention of bringing before the Meeting for action any matters other than those specified in such Notice. If any other business shall properly come before the Meeting, the persons appointed as proxies shall vote thereon in accordance with their best judgment.

                            MANNER OF VOTING PROXIES

         All proxies received by management, if not limited to the contrary, will be voted FOR Item 1 and in the discretion of the named proxies on any other matters presented at the Meeting.



                         SUBMISSION OF CERTAIN PROPOSALS

         Proposals of shareholders which are intended to be presented at a future shareholder meeting must be received by the Trust a reasonable time prior to the Trust's solicitation of proxies relating to such future meeting. The Trust is the type of entity commonly referred to as a "Massachusetts business trust". As such, it is not required to hold, and has no intention of holding, annual meetings, although the Trust may hold special shareholder meetings.

                             ADDITIONAL INFORMATION

THE DISTRIBUTOR

         Sunstone Distribution Services, LLC. ("Sunstone Distribution") is the distributor (the "Distributor") of shares of the Fund. Sunstone Financial Group, Inc., ("Sunstone Financial") an affiliate of Sunstone Distribution, serves as subadministrator of the Trust. Sunstone Financial and Sunstone Distribution directly and indirectly through its subsidiaries act as principal underwriters and serve as administrators to other mutual funds unrelated to the Trust. The address of Sunstone Financial and Sunstone Distribution is: 207 East Buffalo Street, Suite 400, Milwaukee, WI 53202.

THE ADMINISTRATOR

         Green Century Capital Management, Inc. is the administrator (the "Administrator") of the Fund.

THE INVESTMENT ADVISER

         Green Century Capital Management, Inc. (the "Adviser") manages the assets of the Fund pursuant to an investment advisory agreement between the Trust and the Adviser dated as of November 15, 1991 (the "Advisory Agreement"). The Advisory Agreement was approved by the initial shareholder of the Fund on February 4, 1992. Subject to such policies as the Board of Trustees of the Trust may determine, the Adviser provides general investment advice to the Fund. The Adviser also helps the Trust design, and instructs the Subadviser as to how to implement, the Trust's environmental criteria. For its services under the Advisory Agreement, the Adviser receives from the Fund a fee accrued daily and paid monthly at an annual rate equal to 0.75% of the Fund's average daily net assets.

         For the year ended June 30, 1998 and the one-month period ended July 31, 1998, the Fund accrued advisory fees aggregating $104,833 and $10,301, respectively.

         The principal officers of the Adviser are Douglas H. Phelps, President, Kristina A. Curtis, Senior Vice President and Treasurer and Adrienne Mai Shishko, Secretary. The Directors of the Adviser are the three officers previously named as well as Joshua R. Kratka, Staff Attorney, National Environmental Law Center, and Lawrence W. Eason, National Director for Partnership Programs, Fund for Public Interest Research. Paradigm Partners is the sole stockholder of the Adviser. Paradigm Partners, the partners of which are all not-for-profit environmental advocacy organizations, is a California general partnership.

         The Adviser furnishes at its own expense all services, facilities and personnel necessary in connection with providing investment advice and supervising the Fund's investment assets. The Advisory Agreement will continue in effect if such continuance is specifically approved at least annually by vote of a majority of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, and, in either case, by the vote of a majority of the Trustees who are not parties to the Advisory Agreement or "interested persons" (within the meaning of the 1940 Act) of the Adviser, cast in person at a meeting called for the purpose of voting on the Advisory Agreement.

         The Advisory Agreement provides that the Adviser may render services to others. The Advisory Agreement is terminable by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund without penalty upon 60 days' prior written notice to the Adviser and by the

Adviser upon 60 days' prior written notice to the Trust and will automatically terminate in the event of its assignment. The Advisory Agreement provides that neither the Adviser nor its personnel will be liable for any error in judgment or mistake of law or for any loss arising out of any investment or for any act of omission in the execution of security transactions for the Fund, except for willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser or its personnel with respect to its obligations and duties under the Advisory Agreement.

         The address of the Adviser and each of the principal executive officers and directors of the Adviser is 29 Temple Place, Boston, Massachusetts 02111.

                                  SOLICITATIONS

         The expense of the preparation, printing and mailing of the enclosed Proxy Ballot, this Proxy Statement and the accompanying Notice of Special Meeting, will be borne by Green Century Capital Management, Inc. and Winslow.

         To obtain the necessary representation at the Meeting, supplementary solicitations may be made by mail, telephone, or interview by officers or employees of the Trust, its transfer agent, or administrator. It is anticipated that the cost of such supplementary expense, if any, would be nominal.

                                          By Order of the Board of Trustees
                                          Adrienne Mai Shishko, Secretary

                                  PROXY BALLOT


PROXY                        GREEN CENTURY FUNDS
                         GREEN CENTURY BALANCED FUND                   PROXY



The undersigned hereby appoints Kristina A. Curtis and Adrienne Mai Shishko, or any of them individually, as proxies, with full powers of substitution, to vote for the undersigned at the Special Meeting of Shareholders of the Green Century Balanced Fund (the "Fund"), a series of the Green Century Funds (the "Trust"), to be held at 29 Temple Place, Boston Massachusetts 02111, on Friday, June 18, 1999, at 10:00 a.m., or at any adjournment thereof, notice of which meeting and the Proxy Statement accompanying the same have been received by the undersigned, upon the following matters as described in the Notice of Special Meeting and accompanying Proxy Statement:

1) TO APPROVE A NEW INVESTMENT SUBADVISORY AGREEMENT BETWEEN WINSLOW MANAGEMENT COMPANY, GREEN CENTURY CAPITAL MANAGEMENT, INC. AND THE TRUST ON BEHALF OF THE FUND.


        [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

                THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

         SAID PROXIES WILL VOTE THIS PROXY AS DIRECTED, OR IF NO DIRECTION IS INDICATED, FOR ITEM 1 AND IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                             Dated                        , 1999
                                                  ------------------------
                                                  (Please date this proxy)



                                             -----------------------------------


                                             -----------------------------------
                                             Please sign exactly as your name or
                                             names appear at left. Corporate
                                             proxies should be signed by an
                                                   authorized officer.


                  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY
                  BALLOT PROMPTLY, USING THE ENCLOSED ENVELOPE.

                        INVESTMENT SUBADVISORY AGREEMENT


         INVESTMENT SUBADVISORY AGREEMENT, dated as of April 1, 1999, by and among GREEN CENTURY CAPITAL MANAGEMENT, INC., a Massachusetts corporation having its principal place of business in Boston, Massachusetts (the "Adviser"), WINSLOW MANAGEMENT COMPANY, a separate operating division of Adams, Harkness & Hill, Inc., a Massachusetts corporation, (the "Subadviser"), and GREEN CENTURY FUNDS, a Massachusetts business trust (the "Trust") on behalf of Green Century Balanced Fund.

         WHEREAS, the Adviser has been organized to operate as an investment adviser registered under the Investment Advisers Act of 1940 and has been retained by the Trust to provide investment advisory services to the Trust, an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the shares of beneficial interest (par value $0.01 per share) of the Trust are divided into two separate series, Green Century Balanced Fund (the "Balanced Fund") and Green Century Equity Fund (the "Equity Fund"); and

         WHEREAS, the Adviser desires to retain the Subadviser to furnish it with portfolio management services in connection with the Adviser's investment advisory activities on behalf of the Balanced Fund (the "Fund"), and the Subadviser is willing to furnish such services to the Adviser and the Trust;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

         1. Employment of the Subadviser. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Adviser, attached hereto as Exhibit A (the "Advisory Agreement"), the Adviser hereby appoints the Subadviser to perform the portfolio management services described herein for the investment and the reinvestment of the assets of the Fund, subject to the control and direction of the Adviser and the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Subadviser accepts such employment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser.

         2.    Obligations of and Services to be Provided by the Subadviser.


         (a) The Subadviser undertakes to provide the following services and to assume the following obligations with respect to the
               Fund:

               (1) The Subadviser, subject to and in accordance with the Fund's investment objective, policies and restrictions as stated in the Trust's Registration Statement(s) under the Securities Act of 1933 (the "1933 Act"), as it may be amended from time to time and as adopted by the Trust's Board of Trustees from time to time and the overall supervision of the Trust's Board of Trustees and the Adviser, shall maintain a continuing investment program for the Fund, including investment research and management with respect to the investment and reinvestment of the assets of the Fund, and shall take such steps as may be reasonably necessary to implement the same. The Subadviser shall make all trades for the Fund, engage in other actions as related to the Fund, and maintain the portfolio of the Fund at all times in compliance with the 1933 Act, the 1940 Act, and all applicable laws and regulations. The Subadviser shall apply the environmental and other screening criteria developed by the Adviser and the Trust and communicated to the Subadviser in writing in accordance with the investment research of the Subadviser with respect to such criteria.

               (2) In connection with the purchase and sale of portfolio investments of the Fund, the Subadviser shall arrange for the transmission to the Adviser and the Trust's portfolio accountant, on a daily basis, of such confirmations, trade tickets or other documentation as may be necessary to enable the Adviser to perform its advisory and administrative responsibilities. The Subadviser shall render such reports to the Adviser, any subadministrator and/or to the Trust's Board of Trustees concerning compliance, the investment activities and portfolio composition of the Fund, in such forms and at such intervals, as the Adviser or the Trust's Board of Trustees may from time to time reasonably require.

               (3) The Subadviser shall have the authority and discretion to select brokers and dealers to execute the Fund's portfolio transactions and for the selection of the markets on or in which the transaction will be executed. In connection with the placement of orders for the execution of portfolio transactions, and subject to the direction and supervision of the Adviser and the Trust's Board of Trustees, the Subadviser shall create and maintain all necessary brokerage records of the Trust in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission (the "SEC"), the Trust or any person retained by the Trust. Where applicable, such records shall be maintained by the Subadviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

               (4) The Subadviser shall not have any responsibility for determining the manner in which voting rights shall be exercised.

               (5) All transactions will be consummated by payment to or delivery by the Custodian for the Fund or such depositories or agents as may be designated by the Custodian of all cash and/or securities due to or from the Fund, and the Subadviser shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Subadviser shall advise the Trust's custodian (the "Custodian"), the Trust's portfolio accounting agent and the Adviser daily of all investments placed by it with broker/dealers pursuant to procedures agreed upon by the Subadviser and the Adviser. The Adviser and the Trust shall issue to the Custodian such instructions, and hereby authorize the Subadviser to issue to the Custodian such instructions, as may be appropriate in connection with the settlement of transactions initiated by the Subadviser.

         3. Expenses. During the terms of this Agreement, the Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement.

         4. Compensation. (a) The Adviser agrees to pay the Subadviser as full compensation for the services to be rendered and expenses to be borne by the Subadviser a fee equal on an annual basis to 0.40% of the value of the average daily net assets of the Fund (the "Base Fee"). Such fee shall be accrued daily and payable at the end of each quarter, and subject to the adjustment specified in paragraph (b) immediately below.

         (b) For each calendar quarter, the Base Fee shall be adjusted as follows: (i) if the Fund's total return (calculated in accordance with Rule 482 promulgated under the Securities Act of 1933, as amended) for the immediately prior twelve month period ("Fund Total Return") is greater than the total return of the Lipper Directors' Analytical Data Balanced Fund Average (the "Index Total Return") plus 1%, then the Base Fee for such quarter shall be increased by an amount which is the product of .025% multiplied by the average daily net assets for such year, (ii) if the Fund Total Return exceeds the Index Total Return plus 2%, then the Base Fee for such quarter shall be increased by an amount which is the product of .05% multiplied by the average daily net assets for such year,
(iii) if the Fund Total Return is less than the Index Total Return minus 1%, then the Base Fee for such quarter shall be decreased by an amount which is the product of .025% multiplied by the average daily net assets for such year, or
(iv) if the Fund Total Return is less than the Index Total Return minus 2%, then the Base Fee for such quarter shall be reduced by an amount which is the product of .05% multiplied by the average daily net assets for such year. In the event the Lipper Directors' Analytical Data Balanced Fund Average ceases to become available or the Trustees determine such Average is no longer a reasonable performance benchmark, the Trustees may substitute another performance benchmark.

         The "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of the close of regular trading on the New York Stock Exchange (currently, 4:00 p.m. Eastern Time) on each day on which the net asset value of the Trust is determined consistent with the provisions of Rule 22c-1 under the 1940 Act. The value of the net assets of the Fund shall always be determined pursuant to the applicable provisions of the Declaration of Trust and the Fund's then current prospectus and statement of additional information. If the determination of net asset value does not take place for any particular day, then for the purposes of this section 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m. Eastern Time), or as of such other time as the value of the net assets of the Fund's portfolio may be lawfully determined on that day. If the Trust determines the value of the net assets of the Fund more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 4.

         5. Renewal and Termination. This Agreement shall continue in effect with respect to the Fund, unless sooner terminated as hereinafter provided, for a period of one year from the date hereof and indefinitely thereafter if its continuance after such one-year period shall be specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Fund or by vote of a majority of the Trust's Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to the Agreement or interested persons of the parties hereto, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, with respect to the Fund, without payment of any penalty, (i) by the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund, upon 60 days' prior written notice to the Adviser and Subadviser, (ii) by the

Adviser upon 60 days' prior written notice to the Trust and the Subadviser, or
(iii) by the Subadviser upon 180 days' prior written notice to the Trust and the Adviser. This Agreement will terminate automatically upon any termination of the Advisory Agreement between the Trust and the Adviser or in the event of its assignment. The terms "interested person" and "majority of the voting securities" shall have the meanings set forth for such terms in the 1940 Act.

         6. Standard of Care. The Subadviser may rely on information reasonably believed by it to be accurate and reliable. Neither the Subadviser nor its officers, directors, employees or agents shall be subject to any liability for any act or omission, error of judgment or mistake of law or for any loss suffered by the Trust, the Fund or the Adviser in the course of, connected with, or arising out of any services to be rendered hereunder or for any losses that may be sustained in the purchase, holding or sale of any security except by reason of willful misfeasance, bad faith or gross negligence on the part of the Subadviser in the performance of its duties or by reason of reckless disregard on the part of the Subadviser of its obligations and duties under this Agreement.

         7. Use of Names. The Trustees of the Trust and the Subadviser acknowledge that, in consideration of the Adviser's assumption of organization expenses of the Trust and of the Fund, the Adviser has reserved for itself the right to the names "Green Century Funds", "Green Century Balanced Fund", and "Green Century Equity Fund" (or any similar names) and that use by the Trust of such names shall continue only with the continuing consent of the Adviser, which consent may be withdrawn at any time, effective immediately, upon written notice thereof to the Trust.

         8. Assignment, Amendment of this Agreement. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by any party hereto, except as permitted under the 1940 Act. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective, with respect to the Fund, until approved by vote of the holders of a majority of the outstanding voting securities of the Fund, if such shareholder approval is required by SEC regulation.

         9. Severability. If any provision of this Agreement shall be held or made invalid by a decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         10. Miscellaneous. Each party agrees to perform such further acts and to execute further documents as are necessary to effectuate the acts and execute such purposes hereof. The Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. Pursuant to the Trust's Declaration of Trust, dated as of July 1, 1991, the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the Trust estate.


                                    GREEN CENTURY CAPITAL MANAGEMENT, INC.



                                    BY /s/ Kristina Curtis
                                      ------------------------
                                      Kristina Curtis
                                      Treasurer


                                    WINSLOW MANAGEMENT COMPANY, A SEPARATE
                                    OPERATING DIVISION OF ADAMS, HARKNESS &
                                    HILL, INC.


                                    BY /s/ Jackson W. Robinson
                                      ------------------------
                                      Jackson W. Robinson
                                      President


                                    GREEN CENTURY FUNDS


                                    BY /s/ Douglas M. Husid
                                      ------------------------
                                      Douglas M. Husid
                                      President